Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 20, 2006)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended April 1, 2006 of $1,113,300 (or $.18 per share diluted) compared to net income of $699,900 (or $.11 per share diluted) in the first quarter of 2005.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The first quarter was very good due to the performance of our franchisees and a $360,000 non-operating gain included in interest and other income.  Leasing continues to grow at acceptable levels, but the key to our first quarter was solid performance from our franchising businesses.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At April 1, 2006, the Company had 806 stores in operation and an additional 43 franchises awarded but not open.  Of the stores in operation, there were 395 Play It Again Sports®, 206 Once Upon A Child®, 164 Plato’s Closet® and 41 Music Go Round® stores.  In addition, at April 1, 2006, the Company had an equipment leasing portfolio equal to $9.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to growing our leasing and franchising businesses.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	April 1, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,847,000	$2,947,700
Receivables, less allowance for doubtful accounts of $46,500 and $188,700	2,243,500	1,836,300
Investment in direct finance leases	2,085,400	1,478,200
Income tax receivable	16,800	620,500
Inventories	93,300	67,000
Prepaid expenses	902,100	804,000
Deferred income taxes	776,800	776,800
Total current assets	7,964,900	8,530,500

Long-term investment in leasing operations	7,037,100	5,492,400
Long-term investments	11,000,000	11,000,000
Long-term receivables, net	86,900	94,300
Property and equipment, net	468,900	448,600
Other assets, net	607,500	607,500
Deferred income taxes	375,400	375,400
	$27,540,700	$26,548,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,211,900	$1,156,400
Accrued liabilities	1,319,900	1,435,900
Current discounted lease rentals	149,300	147,600
Rents received in advance	212,900	167,600
Current deferred revenue	907,700	829,100
Total current liabilities	3,801,700	3,736,600
Long-term discounted lease rentals	160,000	185,600

Long-term deferred revenue	389,000	339,600

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 6,043,037 and 6,049,037 shares issued and outstanding	3,630,300	3,840,500
Retained earnings	19,559,700	18,446,400

Total shareholders’ equity	23,190,000	22,286,900
	$27,540,700	$26,548,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	April 1, 2006	March 26, 2005
REVENUE:
Royalties	$5,043,800	$4,514,400
Merchandise sales	1,290,700	2,235,600
Franchise fees	215,000	190,000
Leasing income	258,000	60,900
Other	162,000	143,800
Total revenue	6,969,500	7,144,700

COST OF MERCHANDISE SOLD	1,239,100	1,920,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,321,400	4,045,400

Income from operations	1,409,000	1,179,300

LOSS FROM EQUITY INVESTMENTS	—	(94,100)

GAIN ON SALE OF MARKETABLE SECURITIES	—	21,300

INTEREST AND OTHER INCOME	456,100	60,000

Income before income taxes	1,865,100	1,166,500

PROVISION FOR INCOME TAXES	(751,800)	(466,600)

NET INCOME	$1,113,300	$699,900

EARNINGS PER SHARE - BASIC	$.18	$.12

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	6,030,371	5,964,547

EARNINGS PER SHARE - DILUTED	$.18	$.11

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	6,270,083	6,588,089